UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2023

DAVE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40161	86-1481509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1265 South Cochran Avenue

Los Angeles, CA 90019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 857-3283

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	DAVE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock for $368.00 per share	DAVEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On July 6, 2023, the Board of Directors (the “Board”) of Dave Inc. (the “Company”) appointed Yadin Rozov to the Board (the “Initial Appointment Date”). Mr. Rozov will serve as a Class I director for a term continuing until the Company’s 2025 annual meeting of stockholders and until his successor has been duly elected and qualified, or until his earlier resignation or removal. The Board also appointed Mr. Rozov to serve on the Compensation Committee of the Board. The Board has affirmatively determined that Mr. Rozov qualifies as an “independent director” under the applicable Nasdaq Stock Market rules.

Mr. Rozov will receive compensation for Board and Board committee service in accordance with the compensation policy for non-employee directors, prorated in the case of cash compensation based on the Initial Appointment Date. On the Initial Appointment Date, Mr. Rozov received an initial grant of restricted stock units (“RSUs”) covering shares of the Company’s Class A Common Stock having a value of $165,000, based on the average closing price of the Company’s Class A Common Stock for the 30 trading days immediately preceding the Initial Appointment Date. The RSUs will vest in three equal annual installments beginning on the earlier to occur of (i) the next annual meeting of stockholders of the Company or (ii) the one-year anniversary of the grant date. In addition, Mr. Rozov will enter into the Company’s standard form of indemnification agreement.

There are no arrangements or understandings between Mr. Rozov and any other person pursuant to which he was appointed as a director of the Company, and there is no family relationship between Mr. Rozov and any of the Company’s other directors or executive officers. In addition, Mr. Rozov does not have an interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Director Resignation

On July 6, 2023, Teresa Aragones, a director of the Company, informed the Board of her resignation from the Board and Nominating and Corporate Governance Committee, to be effective as of August 1, 2023 (the “Effective Date”). Ms. Aragones’ decision to resign was not related to any disagreement with the Company on any matter relating to its operations, policies or practices.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release announcing the appointment of Mr. Rozov as a member of the Board is attached hereto as Exhibit 99.1. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release dated July 10, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2023	Dave Inc.

	By:	/s/ Kyle Beilman
	Name:	Kyle Beilman
	Title:	Chief Financial Officer